Exhibit 10.27

Execution Version

NOTE SUBSCRIPTION AGREEMENT

This NOTE SUBSCRIPTION AGREEMENT (this “Note Subscription Agreement”) is entered into on June 27, 2023, by and among AEON Biopharma, Inc., a Delaware corporation (the “Company”), Priveterra Acquisition Corporation, a Delaware corporation (“Priveterra”), and the Subscriber set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Company, Priveterra and Priveterra Merger Sub, Inc., a Delaware Corporation and subsidiary of Priveterra (“Merger Sub”), have entered into that certain Business Combination Agreement, dated as of December 12, 2022, as amended prior to the date hereof (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving as a wholly owned direct subsidiary of Priveterra (the “Merger”) and Priveterra will cause its name to be changed to “AEON Biopharma, Inc.” (the “Combined Company”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and Priveterra are entering into this Note Subscription Agreement with Subscriber, pursuant to which Subscriber agrees to purchase certain promissory notes (the “Notes”) of the Company, substantially in the form attached hereto as Exhibit A, which Notes shall be settled, pursuant to the terms thereof, by Priveterra in shares (the “Settlement Shares”) of Class A common stock, par value $0.001 per share of the Combined Company (“Combined Company Common Stock”) equal to the Aggregate Principal Amount, and which Settlement (as defined below) shall occur simultaneously with the business combination agreement closing (the “BCA Closing” and the date upon which the BCA Closing occurs, the “BCA Closing Date”); and

WHEREAS, on or about the date of this Note Subscription Agreement, the Company and Priveterra are entering into note subscription agreements (the “Other Subscription Agreements” and together with this Note Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which other Subscribers have agreed to purchase at or before the closing of the Merger, other Notes.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.          Subscription. Subject to the terms and conditions hereof, Subscriber shall subscribe for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, Notes which Priveterra agrees will be convertible into Combined Company Common Stock, in the aggregate principal amount set forth under Subscriber’s name on the signature page hereto (the “Purchase Price”), as modified from time to time in accordance with the terms of this Note Subscription Agreement (the “Subscribed Notes” and each such subscription and issuance, a “Subscription”).

Section 2.          Issuance and Closing.

(a)            Issuance. The purchase of the Notes will occur automatically, immediately prior to the Settlement (as defined below) (which Settlement shall occur simultaneously with the BCA Closing), in accordance with Section 2(c). The issuance of Notes contemplated hereby (the “Note Closing”) shall occur on the BCA Closing Date in accordance with Section 2(c) (the “Note Closing Date”).

(b)	[Reserved].

(c)	Closing.

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(i)            The Company and Priveterra agree that, notwithstanding anything to the contrary set forth in the Business Combination Agreement, the Merger will not be consummated unless, at the Closing, the amount of Available Closing Cash is at least $40,000,000; provided however that, for purposes of this Agreement, the amount of Available Closing Cash, shall include the amount of Unpaid Priveterra Expenses the payment of which has been deferred beyond the BCA Closing Date.

(ii)           The Note Closing for the entire Aggregate Principal amount of the Notes will occur immediately prior to the Settlement (as defined below) (which Settlement shall occur simultaneously with the BCA Closing). No later than five Business Days prior to the Note Closing, the Company shall deliver by written notice to Subscriber the wire instructions for delivery of the Purchase Price for the Subscribed Notes to be paid in connection with such Note Closing Date.

(iii)          Upon the consummation of the Note Closing, Subscriber shall deliver to the Company the Purchase Price for the Subscribed Note pursuant to the terms of the Note. The Company shall deliver the Subscribed Note to Subscriber at the Note Closing.

(iv)          On the BCA Closing Date, the Note Closing shall be subject to the satisfaction, or valid waiver by the parties, of each of the following conditions:

(1)	all conditions precedent to the closing of the Merger set forth in the Business Combination Agreement, including all necessary approvals of the Company’s and Priveterra’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Business Combination Agreement or those conditions that have been validly waived pursuant to the terms of the Business Combination Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Business Combination Agreement), and the Settlement and BCA Closing shall be scheduled to simultaneously occur immediately following the Note Closing; and

(2)	no regulatory authority or court of competent jurisdiction shall have issued, enforced or entered any judgment or order which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(d)           The Company shall notify Subscriber in writing of the date of the BCA Closing no later than five Business Days prior to such date. On the Note Closing Date, the Company shall deliver to Subscriber evidence of a book entry position evidencing the Notes purchased by Subscriber, registered in the name of Subscriber. For the purposes of this Note Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York and Los Angeles, California are required or authorized by law to be closed for business.

(e)            At the Note Closing, Subscriber shall deliver to the Company and Priveterra all such other information as is reasonably requested in order for (i) the Company to issue the Subscribed Notes to Subscriber and (ii) Priveterra or its transfer agent to reserve the accurate number and class of Settlement Shares in favor of the Subscriber and to issue the Settlement Shares to the Subscriber pursuant to the terms of the Subscribed Notes, including, without limitation, the legal name of the person in whose name the Subscribed Notes are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

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(f)            Settlement. In accordance with the terms of the Subscribed Notes, Priveterra covenants that, simultaneously with the BCA Closing, it shall reserve and simultaneously with the issue to the Subscriber, a number of Settlement Shares, equal to (i) the aggregate principal amount of all Subscribed Notes divided by (ii) $7.00 (the “Settlement”). Such Settlement shall constitute a complete settlement, satisfaction and cancellation of Subscriber’s Notes, following which such Notes shall not be outstanding.

Section 3.          Company Representations and Warranties. The Company represents, warrants and covenants to Subscriber, as of the date hereof and as of the Note Closing Date, that:

(a)            The Company (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Note Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Company’s performance of its obligations under this Note Subscription Agreement, including the issuance and sale of the Subscribed Notes.

(b)            As of the Closing Date, the Subscribed Notes will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Note Subscription Agreement and the Notes, will be validly issued and will not have been issued in violation the Company’s organizational documents (as adopted on or prior to the Closing Date) or the laws of the State of Delaware and it is the Company’s understanding and intent that the Subscribed Notes are to be settled for Settlement Shares on the BCA Closing Date.

(c)            This Note Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber and Priveterra, this Note Subscription Agreement shall constitute the valid and legally binding obligation of the Company (including without limitation, the Company’s obligation to issue the Subscribed Notes), enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d)            Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and of Priveterra set forth in Section 5 of this Note Subscription Agreement, the execution and delivery of this Note Subscription Agreement, the Subscription and the compliance by the Company with all of the provisions of this Note Subscription Agreement, the reservation of the Settlement Shares, and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Subscribed Notes or the legal authority of the Company to comply in all material respects with the terms of this Note Subscription Agreement.

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(e)            Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and of Priveterra set forth in Section 5 of this Note Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Note Subscription Agreement (including, without limitation, the issuance of the Subscribed Notes), other than (i) filings required by applicable state securities laws and (ii) those the failure of which to obtain would not have a Company Material Adverse Effect.

(f)            Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Note Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Notes by the Company to Subscriber.

(h)            Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Notes. The Subscribed Notes are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Notes as contemplated hereby or (ii) cause the offering of the Subscribed Notes pursuant to this Note Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Notes, as contemplated hereby, to the registration provisions of the Securities Act.

(i)             No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Notes to Subscriber.

(j)             The Company and its subsidiaries have filed all tax returns required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to file such tax returns or pay such taxes, assessments, fees or other governmental charges would not reasonably be expected to have a Company Material Adverse Effect.

(k)            No Subscriber is party to any agreement with respect to any Note which contains any terms that are materially more favorable to any Subscriber than the terms herein other than as disclosed to the Subscribers. The Company shall not amend or waive any provision hereof in any material respect following the date of this Note Subscription Agreement, otherwise release any Subscriber from any of its obligations hereunder or enter into any agreement with any Subscriber with respect to the Notes or the terms and provisions hereof, unless, in each case, it offers the same amendment, waiver, release or agreement to each Subscriber.

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Section 4.          Subscriber Representations and Warranties. Subscriber represents and warrants, to the Company and Priveterra, as of the date hereof and as of the Note Closing Date, that:

(a)            If the Subscriber is a legal entity, Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, if applicable, and (ii) has the requisite power and authority to enter into and perform its obligations under this Note Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Note Subscription Agreement.

(b)            If Subscriber is a legal entity, this Note Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Note Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company and Priveterra, this Note Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution, delivery, and performance of this Note Subscription Agreement, the purchase of the Subscribed Notes (and the issuance of the Settlement Shares, if and when issued) and the compliance by Subscriber with all of the provisions of this Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties.

(d)            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an accredited investor (as defined in Rule 501 under the Securities Act), in each case satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Subscribed Notes and the Settlement Shares (if any) only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Notes (or the Settlement Shares, if and when issued) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company and Priveterra with the requested information on Annex A following the signature page hereto and the information contained therein is accurate and complete). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes (or the Settlement Shares if and when issued). Accordingly, Subscriber is aware that this offering of the Subscribed Notes meets the exemption from filing under FINRA Rule 5123(b)(1)(C).

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(e)            Subscriber acknowledges and agrees that the Subscribed Note (and the Settlement Shares, if and when issued) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Notes (and the Settlement Shares, if and when issued) have not been registered under the Securities Act and that the Company is not required to register the Subscribed Notes (and the Settlement Shares, if and when issued). Subscriber acknowledges and agrees that the Subscribed Notes (and the Settlement Shares, if and when issued) may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof (or, in the case of the Settlement Shares, to Priveterra or a subsidiary thereof), or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Subscribed Notes (or the Settlement Shares, if and when issued) shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Notes (and the Settlement Shares, if and when issued) will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Notes (and the Settlement Shares, if and when issued) and may be required to bear the financial risk of an investment in the Subscribed Notes (and the Settlement Shares, if and when issued) for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Notes (and the Settlement Shares, if and when issued) will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the applicable Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes (and the Settlement Shares, if and when issued).

(f)             Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes directly from the Company and that the Settlement Shares, if and when issued, will be issued directly by Priveterra. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company or Priveterra, or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and Priveterra set forth in this Note Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g)            In making its decision to purchase the Subscribed Notes (and to receive the Settlement Shares, if and when issued), Subscriber has relied solely upon an independent investigation made by Subscriber and, (i) with respect to the Subscribed Notes, the Company’s representations in Section 3 of this Note Subscription Agreement and (ii) with respect to the Settlement Shares, if and when issued, Priveterra’s representations in Section 5 of this Note Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes (and the Settlement Shares, if and when issued), including with respect to the Company and Priveterra, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Notes, and the Settlement Shares, if and when issued. Subscriber represents and warrants that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes or the Settlement Shares, if and when issued, including but not limited to information concerning the Company, Priveterra, and the Subscription. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed Priveterra’s filings with the Commission.

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(h)            Subscriber became aware of this offering of the Subscribed Notes solely by means of direct contact between Subscriber and the Company or a representative of the Company, and the Subscribed Notes were offered to Subscriber solely by direct contact between Subscriber and the Company or a representative of the Company. Subscriber did not become aware of this offering of the Subscribed Notes, nor were the Subscribed Notes offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Notes (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i)             Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Notes (and the Settlement Shares, if and when issued). Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Notes (and the Settlement Shares, if and when issued), and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber hereby acknowledges that neither the Company nor Priveterra, nor any of their respective representatives, affiliates or advisors, has provided or will provide Subscriber with any financial, tax or other advice relating to Subscriber’s investment in the Notes or any other transaction contemplated by this Note Subscription Agreement or the Business Combination Agreement. Subscriber (i) is a sophisticated investor, experienced in investing in transactions of this nature and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Notes.

(j)             Subscriber has analyzed and fully considered the risks of an investment in the Subscribed Notes (and the Settlement Shares, if and when issued) and determined that the Subscribed Notes (and the Settlement Shares, if and when issued) are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company and Priveterra. Subscriber acknowledges specifically that a possibility of total loss exists.

(k)            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes or the Settlement Shares or made any findings or determination as to the fairness of this investment.

(l)             Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively with the BSA, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes were legally derived.

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(m)           Except as Subscriber and Daewoong Pharmaceutical Co. Ltd. may be determined to be a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of any other “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(n)            No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Subscription such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the applicable Closing as a result of the Subscription.

(o)            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company, Priveterra or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Notes (and the Settlement Shares, if and when issued), and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes (and the Settlement Shares, if and when issued) and (ii) the acquisition and holding of the Subscribed Notes (and the Settlement Shares, if and when issued) will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(p)            Subscriber, when required to deliver payment pursuant to Section 2, will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(q)            Subscriber represents and warrants that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4(q), “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

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(r)            Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Priveterra, or any of their respective affiliates or Representatives), other than any statement, representation or warranty made by the Company contained in any publicly available filings made by the Company with the Securities and Exchange Commission, the representations and warranties of the Company contained in Section 3 and the representations and warranties of Priveterra contained in Section 5 of this Note Subscription Agreement, in making its investment or decision to invest in the Company and, in the case of the Settlement Shares, Priveterra. Subscriber agrees that none of the Company, Priveterra or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, Priveterra or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber, or any person claiming through Subscriber, pursuant to this Note Subscription Agreement or related to the private placement of the Subscribed Notes (or the issuance of the Settlement Shares, if and when issued), the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Notes (or the issuance of the Settlement Shares, if and when issued).

(s)            No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Notes to the Subscriber or the issuance of the Settlement Shares to the Subscriber.

Section 5.          Representations and Warranties of Priveterra. Priveterra represents and warrants to Subscriber and the Company, as of the date hereof and as of the Note Closing Date, that:

(a)            Priveterra (i) is validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Note Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have Priveterra Material Adverse Effect. For purposes of this Note Subscription Agreement, a “Priveterra Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Priveterra that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay Priveterra’s performance of its obligations under this Note Subscription Agreement and the Notes, including the issuance of the Settlement Shares.

(b)            This Note Subscription Agreement has been duly authorized, validly executed and delivered by Priveterra, and assuming the due authorization, execution and delivery of the same by Subscriber and the Company, this Note Subscription Agreement shall constitute the valid and legally binding obligation of Priveterra (including without limitation, Priveterra’s obligation to issue (or to cause its transfer agent to issue) the Settlement Shares to the Subscriber pursuant to the terms of this Note Subscription Agreement and the Subscribed Notes), enforceable against Priveterra in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            Assuming the accuracy of the representations and warranties of the Company set forth in Section 3 and of Subscriber set forth in Section 4 of this Note Subscription Agreement, the execution and delivery of this Note Subscription Agreement, the Subscription and the compliance by Priveterra with all of the provisions of this Note Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Priveterra pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Priveterra is a party or by which Priveterra is bound or to which any of the property or assets of Priveterra is subject, (ii) the organizational documents of Priveterra, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Priveterra or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Priveterra Material Adverse Effect or materially affect the validity of the Subscribed Notes or the legal authority of Priveterra to comply in all material respects with the terms of this Note Subscription Agreement.

9

(d)            Assuming the accuracy of the representations and warranties of the Company set forth in Section 3 and of Subscriber set forth in Section 4 of this Note Subscription Agreement, Priveterra is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Note Subscription Agreement and the Notes (including, without limitation, the issuance of the Settlement Shares), other than (i) filings required by applicable state securities laws and (ii) those the failure of which to obtain would not have a Priveterra Material Adverse Effect.

(e)            Except for such matters as have not had and would not reasonably be expected to have a Priveterra Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Priveterra, threatened in writing against Priveterra or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Priveterra.

(f)             No disqualification Event is applicable to Priveterra, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

(g)            Priveterra is in all material respects in compliance with, and has not received any written communication from a governmental entity that alleges that Priveterra is not in compliance with, or is in default or violation of, the applicable provisions of (i) the Securities Act, (ii) the Exchange Act, (iii) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder and (iv) the rules and regulations of the Commission, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Priveterra Material Adverse Effect.

(h)            It is Priveterra’s understanding that the Subscribed Notes were subscribed to by the Subscriber to be ultimately settled for Settlement Shares on the BCA Closing Date, Priveterra has authorized and reserved a sufficient number of shares of Combined Company Common Stock to issue the Settlement Shares to Subscriber when issuable pursuant to the terms of the Notes; the Settlement Shares, when issued pursuant to the terms of the Notes, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under Priveterra’s organizational documents (as adopted on or prior to the Closing Date) or the laws of the State of Delaware.

(i)             Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Note Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the issuance of the Settlement Shares pursuant to the terms of the Notes.

(j)             Neither Priveterra nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the issuance of the Settlement Shares. The Notes and the Settlement Shares are not being issued in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither Priveterra nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the issuance by Priveterra of the Settlement Shares as contemplated hereby or (ii) cause the cause the issuance of the Settlement Shares to be integrated with prior offerings by Priveterra for purposes of the Securities Act or any applicable stockholder approval provisions. Neither Priveterra nor any person acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the issuance of the Settlement Shares, as contemplated hereby and by the Notes, to the registration provisions of the Securities Act.

10

(k)            Priveterra and its subsidiaries, if any, have filed all tax returns required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to file such tax returns or pay such taxes, assessments, fees or other governmental charges would not reasonably be expected to have a Priveterra Material Adverse Effect.

Section 6.          Registration of the Settlement Shares. The Company and Priveterra acknowledge and agree that the Settlement Shares issued at the Settlement of the Notes shall be considered “Registrable Securities” under the Amended and Restated Registration Rights Agreement to be entered into by the Company, Priveterra and the “Holders” as defined therein upon the BCA Closing. Subscriber agrees that it will take all steps necessary to become a party to the Amended and Restated Registration Rights Agreement at the BCA Closing.

Section 7.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the parties hereto to terminate this Note Subscription Agreement, or (c) if, on the BCA Closing Date, any of the conditions to the Note Closing set forth in Section 2(c)(iii) of this Note Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Note Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof.

Section 8.          Trust Account Waiver. Subscriber hereby acknowledges that, as described in Priveterra’s prospectus relating to its initial public offering (the “IPO”) dated February 8, 2021 available at www.sec.gov, Priveterra has established a trust account (the “Trust Account”) containing the proceeds of IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Priveterra, its public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of Priveterra entering into this Note Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Note Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (c) will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with Priveterra’s certificate of incorporation in respect of any redemptions by Subscriber in respect of Combined Company Common Stock acquired by any means other than pursuant to this Subscription Agreement.

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Section 9.          Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)            Subscriber acknowledges that the Company, Priveterra and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Note Subscription Agreement; provided, however, that the foregoing clause of this Section 9(b) shall not give the Company or Priveterra any rights other than those expressly set forth herein. Prior to the Note Closing, Subscriber subscribing for Notes shall promptly notify the Company and Priveterra if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and Priveterra will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Note Subscription Agreement. Prior to the Note Closing, the Company agrees to promptly notify Subscriber and Priveterra if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects. Priveterra acknowledges that Subscriber and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Note Subscription Agreement. Prior to the Note Closing, Priveterra agrees to promptly notify Subscriber and the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Priveterra set forth herein are no longer accurate in all material respects.

(c)            Each of the Company, Priveterra and Subscriber is irrevocably authorized to produce this Note Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)            Each party hereto shall pay all of its own expenses in connection with this Note Subscription Agreement and the transactions contemplated herein.

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(e)            Neither this Note Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Note or the Settlement Shares, if and when issued, acquired hereunder) may be transferred or assigned by Subscriber. Neither this Note Subscription Agreement nor any rights that may accrue to the Company or Priveterra hereunder may be transferred or assigned by the Company or Priveterra without the prior written consent of Subscriber. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Note Subscription Agreement, including any portion of its Subscription Amount, (i) to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or to any other person who is, as of the date of such assignment, a holder debt or equity securities of the Company, upon written notice to the Company and Priveterra or, (ii) with the Company’s and Priveterra’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless (x) the Company and Priveterra have each given prior written consent to such relief or (y) such assignee has executed a written undertaking reasonably acceptable to the Company and Priveterra to assume the assigned obligations of the Subscriber hereunder.

(f)             All the agreements, representations and warranties made by each party hereto in this Note Subscription Agreement shall survive the Note Closing.

(g)            The Company and Priveterra may request from Subscriber such additional information as the Company and Priveterra may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Notes (and the Settlement Shares), and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company and Priveterra agree to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency.

(h)            This Note Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i)             This Note Subscription Agreement, the Notes and the Amended and Restated Registration Rights Agreement with respect to the Settlement Shares, constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j)             Except as otherwise provided herein, this Note Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This Note Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Note Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

13

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Note Subscription Agreement and to enforce specifically the terms and provisions of this Note Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of this Note Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 9(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l)             This Note Subscription Agreement constitutes a “Company Stockholder Interim Financing Commitment” for purposes of the Business Combination Agreement, with a financing commitment equal to the Purchase Price. For the avoidance of doubt, any amounts funded to the Company pursuant to the previous sentence shall be deemed to satisfy the Company’s obligations with respect to the Company Stockholder Interim Financing Commitment (to the extent of such funded amount) for all purposes under the Business Combination Agreement.

(m)           If any provision of this Note Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Note Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(n)            No failure or delay by a party hereto in exercising any right, power or remedy under this Note Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Note Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Note Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o)            This Note Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(p)            This Note Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

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(q)            EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS NOTE SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE SUBSCRIPTION AGREEMENT.

(r)             The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Note Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Note Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Note Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s)             This Note Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Note Subscription Agreement, or the negotiation, execution or performance of this Note Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t)	[Reserved].

(u)	[Reserved].

15

(v)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Notes pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Priveterra or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Notes or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(w)           The headings herein are for convenience only, do not constitute a part of this Note Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Note Subscription Agreement, (ii) each accounting term not otherwise defined in this Note Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Note Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature pages follow.]

16

IN WITNESS WHEREOF, the Company has accepted this Note Subscription Agreement as of the date first set forth above.

AEON BIOPHARMA, INC.

By:	/s/ Marc Forth
Name: Marc Forth
Title: President

Address for Notices:

AEON Biopharma, Inc.
4040 MacArthur Blvd., Suite 260
Newport Beach, California 92660
Attention: Marc._Forth, Alex Wilson
Email: aw@aeonbiopharma.com

with a copy (not to constitute notice) to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor,
Costa Mesa, California 92626
Attention:Shayne Kennedy, Daniel Rees, and Brian Duff
Email: Shayne.Kennedy@lw.com Daniel.Rees@lw.com Brian.Duff@lw.com

[Sign,ature Page to Note Subscription Agreement]

IN WITNESS WHEREOF, Priveterra has accepted this Note Subscription Agreement as of the date first set forth above.

PRIVETERRA ACQUISITION CORP.

By:	/s/ Oleg Grodnensky
Name: Oleg Grodnensky
Title: Secretary

Address for Notices:

Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attention: Oleg Grodnensky
Email: og@priveterra.com

with a copy (not to constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Lee Hochbaum; W. Soren Kreider, IV
Email: lee.hochbaum@davispolk.com
w.soren.kreider@davispolk.com

[Signature Page to Note Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Note Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber		State/Country of Formation or Domicile:
DAEWOONG CO., LTD		Republic of Korea

By:	/s/ JaeChun Yoon
Name: JaeChun Yoon
Title: President & CEO

Entity Type (e.g., corporation, partnership, trust, etc.): Limited Company

Business Address: 12 Bongeunsa-ro 114

Gangnam-gu, Seoul 06170

Republic of Korea

Attn: Shawn Park; Perry Kim

Email for notices: yann@daewoong.co.kr;

perry.kiml06@daewoong.co.kr

"Aggregate Principal Amount": $5,000,000.00

[Signature Page to Note Subscription Agreement]

EXHIBIT A

FORM-OF PROMISSORY NOTE

FORM

THIS INSTRUMENT AND ANY SHARES OF STOCK ISSUABLE IN SETTLEMENT OF THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SUBORDINATED UNSECURED PROMISSORY NOTE

No. __________	Date of Issuance

US$__________	Effective , 2023

FOR VALUE RECEIVED, AEON Biopharma, Inc., a Delaware corporation (the “Company”) hereby promises to pay to the order of Daewoong Co., Ltd., a limited company existing under the laws of the Republic of Korea (the “Holder), the principal sum of US$[ ] (the “Principal Amount”), on the Maturity Date (as defined below). This subordinated unsecured promissory note (this “Note”) is issued pursuant to the terms of that certain Note Subscription Agreement, dated as of June 27, 2023 (as amended, restated, modified or supplemented from time to time, the “Daewoong Subscription Agreement”). On or about the date of the Daewoong Subscription Agreement, the Company and Priveterra Acquisition Corporation, a Delaware corporation (“Priveterra”), are entering into other note subscription agreements (the “Other Subscription Agreements” and together with the Daewoong Subscription Agreement, collectively, the “Subscription Agreements”) with certain other investors (the “Other Holders,” and together with Holder, collectively, the “Holders”), pursuant to which such Holders have agreed to purchase at or before the closing of the Merger, other notes similar to this Note, and together with this Note, collectively, the “Notes”. The rights of the Holder under this Note shall be subordinated, together with the rights of the Other Holders under any other Notes issued under Other Subscription Agreements, in right of priority and payment to any current indebtedness of the Company that is not expressly subordinated to the Notes and this Note shall rank pari passu with all other Notes issued pursuant to the Other Subscription Agreements. The Notes shall rank senior or pari passu with all other future indebtedness of the Company unless expressly subordinated by the consent of the Holders. Capitalized terms used herein but not otherwise defined in this Note shall have the meanings set forth in the Subscription Agreement.

1.	Settlement.

(a)            Funding. The Holder agrees that it shall deliver the Principal Amount to the Company within one Business Day following the consummation (the “Closing”) of the merger (the “Merger”) of the Company and Priveterra Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to that certain Business Combination Agreement, dated as of December 12, 2022, as amended (the “Business Combination Agreement”), by and among the Company, Merger Sub and Priveterra (such date of Closing, the “Closing Date”), as evidenced by the Holder’s receipt of the Notice of Merger (as defined below) and the Accepted Certificate of Merger (as defined below) (Priveterra, after such Closing, the “Combined Company”). The Principal Amount shall be delivered by wire transfer of United States Dollars in immediately available funds to the account or accounts designated by the Company in writing to the Holder.

(b)            Maturity. The Principal Amount is due and payable by the Company to the Holder on the Closing Date (the “Maturity Date”). In connection with the funding of the Principal Amount, the Company shall (i) notify the Holder in writing (email is sufficient) of the Closing of the Merger (the “Notice of Merger”) and (ii) provide the Company with a certified copy of the certificate of merger as filed with, and approved and accepted by, the Secretary of State of the State of Delaware with respect to the Merger (the “Accepted Certificate of Merger”). The “Maturity Date” for purposes of this Note shall be the date on which the Closing actually occurs.

(c)            Manner of Settlement. Effective simultaneously with the consummation of the business combination, the Principal Amount shall automatically be converted into the right to receive a number of shares of Class A Common Stock of the Combined Company, par value $0.0001 per share (“Combined Company Common Stock”), equal to the Principal Amount divided by $7.00 (the shares of Combined Company Common Stock to be issued in settlement of the Note, the “Settlement Shares” and such settlement, a “Stock Settlement”). For the avoidance of doubt, any Combined Company Common Stock received by the Holder as “Merger Consideration” (as defined in the Business Combination Agreement) in respect of any equity securities of the Company held by the Holder at the effective time of the Merger pursuant to the Business Combination Agreement shall not be deemed to be issued to or received by the Holder in settlement of this Note and in no event shall any Settlement Shares be, or be construed to be, consideration paid to the Holder pursuant to the Merger.

2.	Interest. The Note shall not accrue any interest.

3.	[Reserved].

4.	[Reserved].

5.	Settlement Shares.

(a)            Fractional Shares. If a Stock Settlement would result in the issuance or transfer of a fractional share of Combined Company Common Stock, the number of Settlement Shares to be received will be rounded down to the nearest whole share.

(b)            Delivery of Shares. As promptly as practicable following the receipt of the Principal Amount, the Combined Company shall issue and deliver to the Holder, or to its permitted transferee, evidence of a book entry position evidencing the Settlement Shares of such Holder, registered in the name of such Holder via book entry made with the Combined Company’s transfer agent. Upon closing of the Merger, notwithstanding that this Note may not have been surrendered, all rights with respect to this Note (other than the Company’s right to receive the Settlement Shares) shall automatically terminate without further actions by the Holder or the Company, and this Note shall be deemed automatically cancelled and retired.

(c)            Free and Clear. The receipt of the Settlement Shares pursuant to a Stock Settlement shall be free and clear of any withholdings or deductions for taxes, except as required by law. If any applicable law requires the deduction or withholding of any tax from such Stock Settlement, then (A) the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, (B) the sum payable to the Holder pursuant to such Stock Settlement shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this section) the Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(d)            Status of Settlement Shares. Each Settlement Share delivered upon the settlement of this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non- assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered).

6.             Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

(a)            the Company fails to pay the Principal Amount when due, whether at stated maturity, by acceleration, or otherwise (whether or not prohibited by the subordination provisions herein);

(b)           the Combined Company fails to deliver the Settlement Shares in accordance with the terms hereof;

(c)            any representation, warranty or certification made or deemed made by or on behalf of the Company herein or in any agreement or certificate furnished by the Company under or in connection with this Note, including without limitation the Subscription Agreement and other Note Documents, proves to have been false or misleading on or as of the date made or deemed made, if the matter that was the subject of the representation, warranty, or certification shall have a Company Material Adverse Effect (as defined in the Subscription Agreement as in effect on the date hereof), on (i) the financial condition of the Company, or (ii) the ability of the Company to perform its obligations under this Note, the Subscription Agreement and each other agreement or instrument executed and delivered in connection with the foregoing (collectively, the “Note Documents”);

(d)            any representation, warranty or certification made or deemed made by or on behalf of Priveterra herein or in any agreement or certificate furnished by Priveterra under or in connection with this Note, including without limitation the Subscription Agreement and other Note Documents, proves to have been false or misleading on or as of the date made or deemed made, if the matter that was the subject of the representation, warranty, or certification shall have a Priveterra Material Adverse Effect (as defined in the Subscription Agreement as in effect on the date hereof), on (i) the financial condition of Priveterra, or (ii) the ability of Priveterra to perform its obligations under the Note Documents;

(e)            either of the Company or Priveterra fails to perform or observe, in any material respect, any applicable other covenant, term, condition or agreement contained in this Note or any other Note Document or any agreement executed and delivered in connection herewith, and the breach of such other covenant, term, condition or agreement is not cured within 30 days;

(f)            either of the Company or Priveterra (i) commences any case, proceeding or other action under any existing or future bankruptcy, insolvency, or similar law, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator or other similar official for it for all or any substantial part of its assets, or (ii) makes a general assignment for the benefits of its creditors; or

(g)            there is commenced against either the Company or Priveterra in a court of competent jurisdiction any case, proceeding or other action of a nature referred to clause (f) of the definition of “Event of Default” which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for 60 days.

7.             Remedies. If any Event of Default occurs and is continuing, then the Principal Amount shall immediately become due and payable and, the Holder may exercise all rights and remedies available to it under the Subscription Agreement, other Note Documents and applicable laws, including without limitation, Holder’s right to demand performance hereunder and payment in full to the Holder by the Company.

8.             Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that neither the Company nor Priveterra may assign its respective obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

9.             Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware. The provisions of Section 9(r) of the Subscription Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

10.            Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.            Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

12.            Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 12).

13.            Expenses. Except as otherwise provided in the Subscription Agreement, each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

14.            Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15.            Entire Agreement; Amendments and Waivers. This Note and the other Note Documents, along with all other agreements entered into by and among the Company, Priveterra and the Holder in connection with the purchase of this Note, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. The Company’s agreements with each of the holders of the Notes are separate agreements, and the sales of the Notes to each of the holders thereof are separate sales. Priveterra’s agreements with each of the holders of the Notes are separate agreements. This Note may be amended only with the written consent of the Company, the Holder and Priveterra.

16.	[Reserved].

17.            Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

18.            Limitations on Disposition. Without in any way limiting the representations and warranties set forth in the Subscription Agreement, the Holder agrees not to make any disposition of all or any portion of the Notes unless and until the transferee has agreed in writing for the benefit of the Company and Priveterra to make the representations, warranties and undertakings set out in, and be otherwise bound by, the Subscription Agreement.

19.            Exculpation among Noteholders. The Holder acknowledges that it is not relying upon any other Noteholder in making its investment or decision to invest in the Company. The Holder agrees that no other holder of the Notes, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other holder of the Notes, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Notes.

20.            Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

21.            Employees, Officers and Directors Not Liable. In no event will any employee, officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

[Signature Pages Follow]

AEON BIOPHARMA, INC.

By:
Name: Marc Forth
Title: Chief Executive Officer

Address:
5 Park Plaza, Suite 1750
Irvine, CA 92614

Email Address: mf@aeonbiopharma.com

PRIVETERRA ACQUISITION CORP.

By:
Name: Oleg Gorodnensky
Title: Secretary

Address for Notices:

Priveterra Acquisition Corp.
300 SE 2nd Street, Suite 600
Fort Lauderdale, FL 33301
Attention: Oleg Grodnensky
Email: og@priveterra.com

[Signature Page to Promissory Note]

Agreed to and accepted:

DAEWOONG CO., LTD

By
Name: JaeChun Yoon
Title: President & CEO

Address:

12 Bongeunsa-ro 114
Gangnam-gu, Seoul 06170
Republic of Korea

Email Address: yann@daewoong.co.kr; perry.kim106@daewoong.co.kr

[Signature Page to Promissory Note]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber

and constitutes a part of the Note Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☒	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☒	Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

C.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

COMPLETE THE SECTION BELOW ONLY IF THE BOX IN ITEM B ABOVE IS CHECKED

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☒	Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.